                      JANUARY 1, 2000 SETTLEMENT AGREEMENT
                      ------------------------------------

         This Settlement Agreement ("Agreement") is effective as of the 1st day of January 2000, by and between Berwick Industries LLC, a Pennsylvania limited liability company, ("Berwick") and a wholly-owned subsidiary of The Paper Magic Group, Inc., which in turn is a wholly-owned subsidiary of CSS Industries, Inc., a Delaware corporation ("CSS"), and Henry T. Doherty ("Doherty").

         WHEREAS, Doherty was formerly the principal shareholder of Berwick Industries, Incorporated, a then Florida corporation, ("Old Berwick").

         WHEREAS, on or about April 8, 1993, Doherty and certain minority shareholders (the latter being "Minority Shareholders") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Berwick Acquisition Corp. ("BAC") pursuant to which Doherty and the Minority Shareholders (the "Stockholders") sold all the shares of Old Berwick to BAC on May 3, 1993;

         WHEREAS, as part of the sale of the stock of Old Berwick, BAC delivered to Doherty a Non-Transferable Promissory Note in the original principal amount of $3,000,000 dated May 3, 1993 , which Promissory Note Doherty thereafter represented was lost and was thus replaced pursuant to an Affidavit of Loss and Indemnity Agreement dated July 6, 1995 (both the original promissory note and the replacement thereof are herein referred to as the "Note");

         WHEREAS, in the Stock Purchase Agreement, the Stockholders made certain representations, warranties and covenants to BAC and agreed to indemnify BAC under certain circumstances;

         WHEREAS, on or about May 4, 1993, BAC was merged with and into Old Berwick and thereafter on or about August 27, 1996, Old Berwick was merged with and into Berwick Industries, Inc., a Pennsylvania corporation ("Berwick PA") and thereafter on or about August 31, 1999 Berwick PA was merged with and into Berwick, which in turn succeeded by operation of law to all of the rights of BAC and its above-named successors in interest under the Stock Purchase Agreement and the Note; and

         WHEREAS, Berwick's predecessor in interest, Berwick PA has made additional claims under the Stock Purchase Agreement in Claim Notices dated March 3, 1998, August 13, 1998, December 3, 1998, February 18, 1999, May 12,
1999 and June 10, 1999, which claims were not previously resolved (such claims being herein jointly and severally referred to as the "Submitted Claims");

         WHEREAS, Berwick has additional current claims which have not yet been submitted, of which Doherty's portion is $2,239.85 and Berwick has also indicated that it would be willing to settle all future claims against Doherty relating to reimbursement of the monthly cost to supply drinking water to an individual whose residence is adjacent to Berwick's so-called Fulton facility in consideration of Doherty's agreement to make a current payment to Berwick of $2,804.78 and relating to Berwick's estimated cost in capping certain test wells at its so-called Main Plant in consideration of Doherty's agreement to make a current payment to Berwick of $2,804.78 (all such additional claims and enumerated future potential claims being herein jointly and severally referred to as "New Claims");


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         WHEREAS, Berwick and Doherty desire to avoid the cost and expense of litigation, and, without any admission of fault or liability by either party, the parties desire to resolve their outstanding dispute with respect to the Submitted Claims and the New Claims as provided in paragraph "1" below and for Berwick to thereafter pay Doherty the then remaining balance due on the Note and in exchange therefor to have such Note marked "Paid" by Doherty, initialed by him and returned to Berwick as provided in paragraph "2" below.

         NOW, THEREFORE, in consideration of the promises set forth herein, Berwick and Doherty, for themselves, their employees, agents, servants, predecessors, successors, assigns, privies, beneficiaries, heirs, executors, administrators, affiliates, subsidiaries, parents, officers, directors, shareholders, trustees, divisions, representatives, and any person or entity acting on their behalf, with intent to be legally bound, agree as follows:

         1. Doherty's Payment. Doherty agrees to pay Berwick $475,246.96 in settlement of the claims made in the Submitted Claims and the New Claims. Berwick and Doherty, in consideration of good and valuable consideration received, hereby settle and resolve all such claims covered by such Submitted Claims and New Claims. The payment from Doherty shall be effected by subtracting $475,246.96 from the remaining principal balance currently due Doherty on the Note.

         2. Payment of Note Balance and Note Disposition. The remaining principal balance of the Note following the payment and deduction set forth in paragraph "1" above is $653,395.60. Berwick shall pay such remaining principal amount plus $230,455.21 (the sum of an amount mutually agreed upon by the parties hereto as full payment of all unpaid interest on the Note to November 1, 1999 and $11,912.80 in unpaid interest on the Note from November 1, 1999 to December 31, 1999) totaling $883,850.81 to Doherty either by check or if Berwick in fact receives written wire transfer instructions from Doherty simultaneous with Doherty's delivery to Berwick of both a counterpart of this Agreement executed by him and his executed and acknowledged "Affidavit of Loss and Indemnity Agreement" referred to hereafter, then by wire transfer. If such payment is made by check, then at Doherty's direction, such check shall be made payable to the order of "Douglas E. Ede, Esq., as attorney for Henry T. Doherty" (herein referred to as the "Note Payment") and shall be transmitted to Mr. Ede by reputable overnight carrier. Upon receipt of the Note Payment by either Doherty or Mr. Ede, Doherty authorizes and directs Douglas E. Ede, Esq. to either immediately deliver such Note marked "Paid" and initialed by Doherty or if such Note is then in fact lost and cannot then be located to immediately deliver an "Affidavit of Loss and Indemnity Agreement" in form and substance as set forth in Exhibit "A" hereto executed by Doherty before a Notary Public or other official authorized to take oaths to Berwick to the attention of Stephen
V. Dubin, Esq., by reputable overnight carrier transmitted to the address for notice to Berwick set forth hereafter.

         3. New York City Tax Refund Claim. In response to an objection heretofore made by Doherty as to a portion of the Submitted Claims relating to payment by Berwick of an assessment of the City of New York for Commercial Rent or Occupancy Tax (and interest thereon) pertaining to an apartment located at 5 East 22nd Street, New York, New York, Berwick agrees that to the extent it in fact receives any refund thereof in response to its refund claim in the amount of $87,221.06, that it will remit by check Doherty's portion of any such refund in the manner provided in paragraph "2" above.


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         4. No Limitation; No Waiver. Nothing in this Agreement is intended to limit any party's rights against the Minority Shareholders in connection with the claims raised in the Submitted Claims and New Claims or otherwise (including but not limited to any claims that may be raised in any future claim notices). The parties acknowledge that nothing herein shall be deemed to be a waiver of the Stockholders' obligations pursuant to Article VI of the Stock Purchase Agreement except to the extent expressly addressed in this Agreement.

         5. Expenses. Each party to this Agreement shall be responsible for the fees and expenses incurred by it incidental to the negotiation and execution of this Agreement (including, without limitation, fees and disbursements of its attorneys and accountants in connection with their respective services on behalf of each party).

         6. Further Assurances. Subject to the terms and conditions herein provided, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, such action to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable laws to consummate and make effective the transactions contemplated by this Agreement.

         7. Advice of Counsel. Each of the parties confirms that it is entering into this Agreement based upon legal advise of its attorney, that such party has been afforded the opportunity to discuss the contents of this Agreement with its attorney and that each of these terms is fully understood and voluntarily accepted. The parties agree that any rule of construction to the effect that ambiguities are resolved against the drafting party shall not apply to the interpretation of this Agreement.

         8. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. No change or termination hereof shall be effective unless in writing and signed by the parties. All representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the closing hereunder. Any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

         9. Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other party; provided, that no such written assignment shall be required in connection with the sale of the business or any business unit of CSS or Berwick (whether by sale of assets, stock or merger) or any assignment by Berwick or CSS by operation of law. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted heirs, successors and assigns of the parties. No such assignment shall release the assigning party from its obligations hereunder.

         10. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof, but only by a written instrument executed by such party or a duly authorized officer of any such party hereto.

         11. Notices. Unless otherwise specifically provided herein, any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be sufficiently given if sent by telecopy or facsimile transmission (with hard copy to follow), registered or certified mail, postage prepaid, or Federal Express or similar reputable overnight carrier addressed in the case of Berwick, to it at:

                                            c/o CSS Industries, Inc.
                                            1845Walnut Street
                                            Suite 800
                                            Philadelphia, PA  19103-4755
                                            Attn:  Stephen V. Dubin, Esq.

or, in the case of Doherty, at the following address:

                                            c/o Douglas E. Ede, Esq.
                                            Salas, Ede, Peterson & Lage, L.L.C.
                                            6361 Sunset Drive
                                            South Miami, FL  33143

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered in case of personal delivery or by reputable overnight carrier or otherwise five calendar days after being so transmitted.

         12. Governing Law. This Agreement shall be interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

         13. No Benefit to Others. The covenants and agreements contained in this Agreement are for the sole benefit of the parties and their successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

         14. Section Headings and Gender. All section headings and the use of a particular gender are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

         15. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and each of the parties may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

         16. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17. Reservation of Rights. All parties to this Agreement reserve all rights not expressly addressed in this Agreement. All parties agree that if any ambiguity exists in this Agreement, it shall not be construed against Berwick on the basis that it is the drafter of this Agreement.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the day and year first written above.


                                              Berwick Industries LLC




                                              By: /s/ David J. M. Erskine
                                                  ------------------------
                                                   David J. M. Erskine
                                                   Chairman




                                                  /s/ Henry T. Doherty
                                                  ------------------------
                                                   Henry T. Doherty

The provisions of paragraph "2" of
the aforementioned Agreement to the
extent pertaining to delivery of
the Note to Berwick are agreed to
and accepted:


/s/ Douglas E. Ede
------------------------
Douglas E. Ede, Esq.

                                                                       Exhibit A

                    AFFIDAVIT OF LOSS AND INDEMNITY AGREEMENT
                    -----------------------------------------

STATE OF:  NEW YORK
                                                     ss:
COUNTY OF: NEW YORK

         The undersigned, Henry T. Doherty ("Doherty"), being duly sworn, deposes and says as follows:

         1. Doherty is the holder of a non-transferable promissory note, dated May 3, 1993 ("Original Note") of Berwick Industries, Inc., formerly known as BAC Acquisition Corp. (the "Company") originally in the principal amount of $3,000,000. Doherty has averred that the Original Note was lost or mislaid and in reliance upon an Affidavit of Loss and Indemnity Agreement dated July 6, 1995 executed by Doherty, a replacement of the Original Note was delivered to Doherty ("Replacement Note"). (The Original Note and the Replacement Note are hereinafter jointly and severally referred to as the "Note").

         2. The Note has been lost of mislaid.

         3. Doherty has made a diligent search for the Note and has been unable to find or recover the same.

         4. Doherty has not sold, negotiated, discounted, delivered, assigned, pledged, transferred, deposited under any agreement or hypothecated the Note, or any interest therein, signed any power of attorney, endorsement or authorization with respect thereto, or otherwise disposed of the Note, or any interest therein. No person, corporation, partnership, firm or association other than Doherty had or has asserted any right, title, claim or interest in, to or respecting the Note, or the proceeds thereof. Doherty is entitled to the full and exclusive possession of the Note.

         5. Doherty and a successor in interest to the Company, Berwick Industries LLC ("Berwick") have entered into a Settlement Agreement effective January 1, 2000 ("Settlement Agreement") pertaining in pertinent part to Berwick's payment in full of the then remaining balance of principal and interest on the Note to Doherty and the concomitant surrender of the Note to Berwick marked "Paid" and initialed by Doherty. However, since the Note has been lost or mislaid, Doherty hereby requests, and this Affidavit of Loss and Indemnity Agreement is made for the purpose of inducing Berwick to make such payment in full of the then remaining balance of principal and interest on the Note to Doherty in accordance with the Settlement Agreement even though Doherty has not presently satisfied the condition of concomitant surrender of the Note to Berwick. If Doherty at any time recovers the Note, Doherty will immediately surrender such Note to Berwick, its successors and assigns, marked "Paid" and initialed by Doherty as provided in the Settlement Agreement without requiring any consideration or other payment therefor.

         6. In consideration of Berwick making such payment on the Note as requested by Doherty in "5" above, Doherty will indemnify and hold harmless Berwick and its successors and assigns (including CSS Industries, Inc. and its subsidiaries), from and against any and all claims, actions, suits or other proceedings brought or alleged, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, judgments, costs, charges, expenses (including, without limitation, attorneys' fees and disbursements) and payments of every nature and character suffered or incurred, by reason of any claim or demand with respect to the Note, the making of payment on or refusing to honor the Note or any contest or litigation brought by any person seeking payment on the Note, subject to Berwick providing notice to Doherty of any such claim or demand of a third party with respect to the Note and with such notice being transmitted c/o Douglas E. Ede, Esq., 6361 Sunset Drive, South Miami, Florida 33143.

         IN WITNESS WHEREOF, I have duly executed and delivered this Affidavit of Loss and Indemnity Agreement on January 17, 2000.


                                                  /s/ Henry T. Doherty
                                                  ------------------------------
                                                  Henry T. Doherty

         Sworn and subscribed before me this 17 day of January, 2000.



                                                  ------------------------------
                                                  Notary Public



My commission expires:                        (Print, type or stamp Commissioned
                                               Name of Notary Public)